Exhibit 99.1

Trupanion Reports Third Quarter 2024 Results
SEATTLE, WA. October 30, 2024 -- Trupanion, Inc. (Nasdaq: TRUP), a leading provider of medical insurance for cats and dogs, today announced financial results for the third quarter ended September 30, 2024.

“Q3 was a very strong financial quarter for the company, combining consistent revenue growth with a 66% year-over-year increase in subscription discretionary profit,” said Margi Tooth, Chief Executive Officer and President of Trupanion. “This outperformance was driven by aligning the cost of veterinary care with member pricing, resulting in the achievement of our target value proposition of 71%. Trupanion is solving a bigger problem today than ever before, and after generating $30 million in free cash flow over the past 12 months, we are well positioned to reach even more pets in this globally underpenetrated market.”

Total Revenue by Quarter
(dollars, in millions)
$350.0
$300.0
$250.0
$200.0
$150.0
$100.0
$50.0
$0
$3.1
$4.4
$5.3
$6.3
$7.6
$8.8
$9.9
$10.7
$12.0
$13.2
$14.5
$15.9
$17.8
$19.8
$22.1
$24.0
$25.6
$28.1
$30.3
$31.9
$33.3
$35.6
$37.4
$39.7
$42.2
$45.4
$47.6
$51.0
$54.2
$57.4
$62.5
$66.2
$69.1
$72.3
$77.4
$82.2
$86.1
$90.9
$98.4
$105.1
$110.4
$116.2
$128.8
$141.8
$153.2
$166.7
$180.1
$192.6
$206.0
$219.4
$233.8
$246.0
$256.3
$270.6
$285.9
$295.9
$306.1
$314.8
$327.5
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
Revenue from Existing Pets
Revenue from New Pets
Miscellaneous Revenue

Third Quarter 2024 Financial and Business Highlights
•Total revenue was $327.5 million, an increase of 15% compared to the third quarter of 2023.
•Total enrolled pets (including pets from our other business segment) was 1,688,903 at September 30, 2024, a decrease of 1% over September 30, 2023.
•Subscription business revenue was $219.0 million, an increase of 20% compared to the third quarter of 2023.
•Subscription enrolled pets was 1,032,042 at September 30, 2024, an increase of 6% over September 30, 2023.
•Net income was $1.4 million, or $0.03 per basic and diluted share, compared to a net loss of $(4.0) million, or $(0.10) per basic and diluted share, in the third quarter of 2023.
•Adjusted EBITDA was $14.5 million, compared to adjusted EBITDA of $6.1 million in the third quarter of 2023.

•Operating cash flow was $15.3 million and free cash flow was $13.4 million in the third quarter of 2024. This compared to operating cash flow of $11.4 million and free cash flow of $7.0 million in the third quarter of 2023.

First Nine Months 2024 Financial and Business Highlights
•Total revenue was $948.4 million, an increase of 17% compared to the first nine months of 2023.
•Subscription business revenue was $628.7 million, an increase of 21% compared to the first nine months of 2023.
•Net loss was $(11.3) million, or $(0.27) per basic and diluted share, compared to a net loss of $(42.5) million, or $(1.03) per basic and diluted share, in the first nine months of 2023.
•Adjusted EBITDA was $26.7 million, compared to adjusted EBITDA of $(2.1) million in the first nine months of 2023.
•Operating cash flow was $24.6 million and free cash flow was $16.7 million in the first nine months of 2024. This compared to operating cash flow of $1.1 million and free cash flow of $(13.2) million in the first nine months of 2023.
•At September 30, 2024, the Company held $293.1 million in cash and short-term investments, including $36.4 million held outside the insurance entities, with an additional $15 million available under its credit facility.
•The Company maintained $274.6 million of capital surplus at its insurance subsidiaries. This was $139.9 million more than the estimated risk-based capital requirement of $134.7 million.

Conference Call
Trupanion’s management will host a conference call today to review its third quarter 2024 results. The call is scheduled to begin shortly after 1:30 p.m. PT/ 4:30 p.m. ET. A live webcast will be accessible through the Investor Relations section of Trupanion’s website at https://investors.trupanion.com/ and will be archived online for 3 months upon completion of the conference call. Participants can access the conference call by dialing 1-877-300-8521 (United States) or 1-412-317-6026 (International). A telephonic replay of the call will also be available after the completion of the call, by dialing 1-844-512-2921 (United States) or 1-412-317-6671 (International) and entering the replay pin number: 10192561.

About Trupanion
Trupanion is a leader in medical insurance for cats and dogs throughout the United States, Canada, Continental Europe, Australia, and Puerto Rico with over 1,000,000 pets enrolled. For over two decades, Trupanion has given pet owners peace of mind so they can focus on their pet's recovery, not financial stress. Trupanion is committed to providing pet owners with the highest value in pet medical insurance with unlimited payouts for the life of their pets. With its patented process, Trupanion is the only North American provider with the technology to pay veterinarians directly in seconds at the time of checkout. Trupanion is listed on NASDAQ under the symbol "TRUP". The company was founded in 2000 and is headquartered in Seattle, WA. Trupanion policies are issued, in the United States, by its wholly-owned insurance entity American Pet Insurance Company and, in Canada, by Accelerant Insurance Company of Canada. Trupanion Australia is a partnership between Trupanion and Hollard Insurance Company. Policies are sold and administered by Trupanion Managers USA, Inc. (CA license No. 0G22803, NPN 9588590). For more information, please visit trupanion.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to, among other things, expectations, plans, prospects and financial results for Trupanion, including, but not limited to, its expectations regarding its ability to continue to grow its enrollments and revenue, and otherwise execute its business plan. These forward-looking statements are based upon the current expectations and beliefs of Trupanion’s management as of the date of this press release, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. All forward-looking statements made in this press release are based on information available to Trupanion as of the date hereof, and Trupanion has no obligation to update these forward-looking statements.

In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the ability to achieve or maintain profitability and/or appropriate levels of cash flow in future periods; the ability to keep growing our membership base and revenue; the accuracy of assumptions used in determining appropriate member acquisition expenditures; the severity and frequency of claims; the ability to maintain high retention rates; the accuracy of assumptions used in pricing medical plan subscriptions and the ability to accurately estimate the impact of new products or offerings on claims frequency; actual claims expense exceeding estimates; regulatory and other constraints on the ability to institute, or the decision to otherwise delay, pricing modifications in response to changes in actual or estimated claims expense; the effectiveness and statutory or regulatory compliance of our Territory Partner model and of our Territory Partners, veterinarians and other third parties in recommending medical plan subscriptions to potential members; the ability to retain existing Territory Partners and increase the number of Territory Partners and active hospitals; compliance by us and those referring us members with laws and regulations that apply to our business, including the sale of a pet medical plan; the ability to maintain the security of our data; fluctuations in the Canadian currency exchange rate; the ability to protect our proprietary and member information; the ability to maintain our culture and team; the ability to maintain the requisite amount of risk-based capital; our ability to implement and maintain effective controls, including to remediate material weaknesses in internal controls over financial reporting; the ability to protect and enforce Trupanion’s intellectual property rights; the ability to successfully implement our alliance with Aflac; the ability to continue key contractual relationships with third parties; third-party claims including litigation and regulatory actions; the ability to recognize benefits from investments in new solutions and enhancements to Trupanion’s technology platform and website; our ability to retain key personnel; and deliberations and determinations by the Trupanion board based on the future performance of the company or otherwise.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the Securities and Exchange Commission (SEC), including but not limited to, Trupanion’s Annual Report on Form 10-K for the year ended December 31, 2023 and any subsequently filed reports on Forms 10-Q, 10-K and 8-K. All documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system at https://www.sec.gov or the Investor Relations section of Trupanion’s website at https://investors.trupanion.com.

Non-GAAP Financial Measures
Trupanion’s stated results may include certain non-GAAP financial measures. These non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry as other companies in its industry may calculate or use non-GAAP financial measures differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Trupanion’s reported financial results. The presentation and utilization of non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Trupanion urges its investors to review the reconciliation of its non-GAAP financial measures to the most directly comparable GAAP financial measures in its consolidated financial statements, and not to rely on any single financial or operating measure to evaluate its business. These reconciliations are included below and on Trupanion’s Investor Relations website.

Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, Trupanion believes that providing various non-GAAP financial measures that exclude stock-based compensation expense and depreciation and amortization expense allows for more meaningful comparisons between its operating results from period to period. Trupanion offsets new pet acquisition expense with sign-up fee revenue in the calculation of net acquisition cost because it collects sign-up fee revenue from new members at the time of enrollment and considers it to be an offset to a portion of Trupanion’s new pet acquisition expense. Trupanion believes this allows it to calculate and present financial measures in a consistent manner across periods. Trupanion’s management believes that the non-GAAP financial measures and the related financial measures derived from them are important tools for financial and operational decision-making and for evaluating operating results over different periods of time.

Trupanion, Inc. Condensed Consolidated Statements of Operations (in thousands, except share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(unaudited)
Revenue:
Subscription business	$218,986	$182,906	$628,738	$521,369
Other business	108,470	102,947	319,639	291,379
Total revenue	327,456	285,853	948,377	812,748
Cost of revenue:
Subscription business(1)	177,365	157,444	525,237	455,055
Other business	100,712	93,176	297,265	266,741
Total cost of revenue(2)	278,077	250,620	822,502	721,796
Operating expenses:
Technology and development(1)	7,933	5,302	23,083	15,434
General and administrative(1)	16,977	12,664	46,903	46,817
New pet acquisition expense(1)	18,308	17,772	53,025	60,183
Depreciation and amortization	4,381	2,990	12,542	9,445
Total operating expenses	47,599	38,728	135,553	131,879
Gain (loss) from investment in joint venture	(34)	4	(184)	(140)
Operating income (loss)	1,746	(3,491)	(9,862)	(41,067)
Interest expense	3,820	3,053	11,071	8,380
Other income, net	(3,538)	(2,465)	(9,601)	(6,445)
Income (loss) before income taxes	1,464	(4,079)	(11,332)	(43,002)
Income tax expense (benefit)	39	(43)	(43)	(472)
Net income (loss)	$1,425	$(4,036)	$(11,289)	$(42,530)

Net income (loss) per share:
Basic	$0.03	$(0.10)	$(0.27)	$(1.03)
Diluted	$0.03	$(0.10)	$(0.27)	$(1.03)
Weighted average shares of common stock outstanding:
Basic	42,233,903	41,536,575	42,076,998	41,344,195
Diluted	42,822,505	41,536,575	42,076,998	41,344,195

(1)Includes stock-based compensation expense as follows:	Three Months Ended September 30,		Nine Months Ended September 30,

	2024	2023	2024	2023
Cost of revenue	$1,401	$1,176	$4,186	$3,801
Technology and development	1,259	650	3,774	1,985
General and administrative	4,125	3,281	11,435	14,448
New pet acquisition expense	1,555	1,785	5,743	5,626
Total stock-based compensation expense	$8,340	$6,892	$25,138	$25,860

(2)The breakout of cost of revenue between veterinary invoice expense and other cost of revenue is as follows:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Veterinary invoice expense	$238,814	$212,441	$703,485	$613,316
Other cost of revenue	39,263	38,179	119,017	108,480
Total cost of revenue	$278,077	$250,620	$822,502	$721,796

Trupanion, Inc. Condensed Consolidated Balance Sheets (in thousands, except share data)
	September 30, 2024	December 31, 2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$137,477	$147,501
Short-term investments	155,580	129,667
Accounts and other receivables, net of allowance for doubtful accounts of $1,015 at September 30, 2024 and $1,085 at December 31, 2023	289,823	267,899
Prepaid expenses and other assets	16,692	17,022
Total current assets	599,572	562,089
Restricted cash	23,394	22,963
Long-term investments	14,215	12,866
Property, equipment and internal-use software, net	102,862	103,650
Intangible assets, net	14,888	18,745
Other long-term assets	16,004	18,922
Goodwill	45,183	43,713
Total assets	$816,118	$782,948
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$10,136	$10,505
Accrued liabilities and other current liabilities	33,461	34,052
Reserve for veterinary invoices	56,668	63,238
Deferred revenue	260,238	235,329
Long-term debt - current portion	1,350	1,350
Total current liabilities	361,853	344,474
Long-term debt	127,548	127,580
Deferred tax liabilities	2,166	2,685
Other liabilities	4,376	4,487
Total liabilities	495,943	479,226
Stockholders’ equity:
Common stock: $0.00001 par value per share, 100,000,000 shares authorized; 43,368,881 and 42,340,695 issued and outstanding at September 30, 2024; 42,887,052 and 41,858,866 shares issued and outstanding at December 31, 2023	—	—
Preferred stock: $0.00001 par value per share, 10,000,000 shares authorized; no shares issued and outstanding	—	—
Additional paid-in capital	561,010	536,108
Accumulated other comprehensive income (loss)	3,243	403
Accumulated deficit	(227,544)	(216,255)
Treasury stock, at cost: 1,028,186 shares at September 30, 2024 and December 31, 2023	(16,534)	(16,534)
Total stockholders’ equity	320,175	303,722
Total liabilities and stockholders’ equity	$816,118	$782,948

Trupanion, Inc. Condensed Consolidated Statements of Cash Flows (in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(unaudited)
Operating activities
Net income (loss)	$1,425	$(4,036)	$(11,289)	$(42,530)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization	4,381	2,990	12,542	9,445
Stock-based compensation expense	8,341	6,892	25,138	25,860
Other, net	(136)	(549)	(453)	(1,134)
Changes in operating assets and liabilities:
Accounts and other receivables	(3,794)	(12,409)	(22,020)	(45,593)
Prepaid expenses and other assets	101	452	2,398	(2,761)
Accounts payable, accrued liabilities, and other liabilities	1,377	2,632	(350)	(3,832)
Reserve for veterinary invoices	(3,934)	5,258	(6,469)	17,697
Deferred revenue	7,535	10,168	25,088	43,979
Net cash provided by (used in) operating activities	15,296	11,398	24,585	1,131
Investing activities
Purchases of investment securities	(26,125)	(29,458)	(107,375)	(109,389)
Maturities and sales of investment securities	26,089	29,713	81,767	147,365
Purchases of property, equipment, and internal-use software	(1,914)	(4,391)	(7,858)	(14,310)
Other	490	837	1,552	1,420
Net cash provided by (used in) investing activities	(1,460)	(3,299)	(31,914)	25,086
Financing activities
Proceeds from debt financing, net of financing fees	—	24,972	—	60,102
Proceeds from exercise of stock options	258	628	729	1,281
Shares withheld to satisfy tax withholding	(802)	(272)	(1,390)	(1,296)
Repayments of debt financing	(338)	(338)	(1,013)	(1,380)
Other financing	(157)	(150)	(609)	(150)
Net cash provided by (used in) financing activities	(1,039)	24,840	(2,283)	58,557
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash, net	481	(906)	19	(830)
Net change in cash, cash equivalents, and restricted cash	13,278	32,033	(9,593)	83,944
Cash, cash equivalents, and restricted cash at beginning of period	147,593	136,548	170,464	84,637
Cash, cash equivalents, and restricted cash at end of period	$160,871	$168,581	$160,871	$168,581

The following tables set forth our key operating metrics.

	Nine Months Ended September 30,
	2024	2023
Total Business:
Total pets enrolled (at period end)	1,688,903	1,712,177
Subscription Business:
Total subscription pets enrolled (at period end)	1,032,042	969,322
Monthly average revenue per pet	$71.94	$64.63
Lifetime value of a pet, including fixed expenses	$493	$428
Average pet acquisition cost (PAC)	$227	$232
Average monthly retention	98.29%	98.55%

	Three Months Ended
	Sep. 30, 2024	Jun. 30, 2024	Mar. 31, 2024	Dec. 31, 2023	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022
Total Business:
Total pets enrolled (at period end)	1,688,903	1,699,643	1,708,017	1,714,473	1,712,177	1,679,659	1,616,865	1,537,573
Subscription Business:
Total subscription pets enrolled (at period end)	1,032,042	1,020,934	1,006,168	991,426	969,322	943,958	906,369	869,862
Monthly average revenue per pet	$74.27	$71.72	$69.79	$67.07	$65.82	$64.41	$63.58	$63.11
Lifetime value of a pet, including fixed expenses	$493	$450	$428	$419	$428	$470	$541	$641
Average pet acquisition cost (PAC)	$243	$231	$207	$217	$212	$236	$247	$283
Average monthly retention	98.29%	98.34%	98.41%	98.49%	98.55%	98.61%	98.65%	98.69%

The following table reflects the reconciliation of cash provided by operating activities to free cash flow (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net cash provided by operating activities	$15,296	$11,398	$24,585	$1,131
Purchases of property, equipment, and internal-use software	(1,914)	(4,391)	(7,858)	(14,310)
Free cash flow	$13,382	$7,007	$16,727	$(13,179)

The following table reflects the reconciliation between GAAP and non-GAAP measures (in thousands except percentages):
	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Veterinary invoice expense	$238,814	$212,441	$703,485	$613,316
Less:
Stock-based compensation expense(1)	(830)	(870)	(2,535)	(2,565)
Other business cost of paying veterinary invoices(4)	(82,507)	(72,694)	(239,342)	(210,286)
Subscription cost of paying veterinary invoices (non-GAAP)	$155,477	$138,877	$461,608	$400,465
% of subscription revenue	71.0%	75.9%	73.4%	76.8%

Other cost of revenue	$39,263	$38,179	$119,017	$108,480
Less:
Stock-based compensation expense(1)	(536)	(282)	(1,479)	(1,158)
Other business variable expenses(4)	(18,126)	(20,482)	(57,713)	(56,455)
Subscription variable expenses (non-GAAP)	$20,601	$17,415	$59,825	$50,867
% of subscription revenue	9.4%	9.5%	9.5%	9.8%

Technology and development expense	$7,933	$5,302	$23,083	$15,434
General and administrative expense	16,977	12,664	46,903	46,817
Less:
Stock-based compensation expense(1)	(5,258)	(3,754)	(14,465)	(16,072)
Non-recurring transaction or restructuring expenses(2)	—	(8)	—	(4,175)
Development expenses(3)	(1,474)	(1,594)	(4,307)	(3,417)
Fixed expenses (non-GAAP)	$18,178	$12,610	$51,214	$38,587
% of total revenue	5.6%	4.4%	5.4%	4.7%

New pet acquisition expense	$18,308	$17,772	$53,025	$60,183
Less:
Stock-based compensation expense(1)	(1,503)	(1,679)	(5,426)	(5,433)
Other business pet acquisition expense(4)	(8)	(10)	(31)	(123)
Subscription acquisition cost (non-GAAP)	$16,797	$16,083	$47,568	$54,627
% of subscription revenue	7.7%	8.8%	7.6%	10.5%

(1) Trupanion employees may elect to take restricted stock units in lieu of cash payment for their bonuses. We account for such expense as stock-based compensation according to GAAP, but we do not include it in any non-GAAP adjustments. Stock-based compensation associated with bonuses was approximately $0.2 million and $1.3 million for the three and nine months ended September 30, 2024, respectively.
(2) Consists of business acquisition transaction expenses, severance and legal costs due to certain executive departures, and a $3.8 million non-recurring settlement of accounts receivable in the first quarter of 2023 related to uncollected premiums in connection with the transition of underwriting a third-party business to other insurers.
(3) Consists of costs related to product exploration and development that are pre-revenue and historically have been insignificant.
(4) Excludes the portion of stock-based compensation expense attributable to the other business segment.

The following table reflects the reconciliation of GAAP measures to non-GAAP measures (in thousands, except percentages):
	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Operating income (loss)	$1,746	$(3,491)	$(9,862)	$(41,067)
Non-GAAP expense adjustments
Acquisition cost	16,805	16,093	47,599	54,750
Stock-based compensation expense(1)	8,127	6,585	23,905	25,228
Development expenses(3)	1,474	1,594	4,307	3,417
Depreciation and amortization	4,381	2,990	12,542	9,445
Non-recurring transaction or restructuring expenses(2)	—	8	—	4,175
Gain (loss) from investment in joint venture	(34)	4	(184)	(140)
Total adjusted operating income (non-GAAP)	$32,567	$23,775	$78,675	$56,088

Subscription Business:
Subscription operating income (loss)	$3,824	$(5,709)	$(4,109)	$(37,294)
Non-GAAP expense adjustments
Acquisition cost	16,797	16,083	47,568	54,627
Stock-based compensation expense(1)	6,215	4,996	18,723	19,229
Development expenses(3)	986	1,257	2,855	2,439
Depreciation and amortization	2,929	1,913	8,315	6,060
Non-recurring transaction or restructuring expenses(2)	—	5	—	223
Subscription adjusted operating income (non-GAAP)	$30,751	$18,545	$73,352	$45,284

Other Business:
Other business operating income (loss)	$(2,044)	$2,214	$(5,569)	$(3,633)
Non-GAAP expense adjustments
Acquisition cost	8	10	31	123
Stock-based compensation expense(1)	1,912	1,589	5,182	5,999
Development expenses(3)	488	337	1,452	978
Depreciation and amortization	1,452	1,077	4,227	3,385
Non-recurring transaction or restructuring expenses(2)	—	3	—	3,952
Other business adjusted operating income (non-GAAP)	$1,816	$5,230	$5,323	$10,804

(1) Trupanion employees may elect to take restricted stock units in lieu of cash payment for their bonuses. We account for such expense as stock-based compensation in accordance with GAAP, but we do not include it in any non-GAAP adjustments. Stock-based compensation associated with bonuses was approximately $0.2 million and $1.3 million for the three and nine months ended September 30, 2024, respectively.

(2) Consists of business acquisition transaction expenses, severance and legal costs due to certain executive departures, and a $3.8 million non-recurring settlement of accounts receivable in the first quarter of 2023 related to uncollected premiums in connection with the transition of underwriting a third-party business to other insurers.

(3) Consists of costs related to product exploration and development that are pre-revenue and historically have been insignificant.

The following table reflects the reconciliation of GAAP measures to non-GAAP measures (in thousands, except percentages):
	Three Months Ended September 30,		Nine Months Ended September 30,

	2024	2023	2024	2023
Subscription revenue	$218,986	$182,906	$628,738	$521,369
Subscription cost of paying veterinary invoices	155,477	138,877	461,608	400,465
Subscription variable expenses	20,601	17,415	59,825	50,867
Subscription fixed expenses*	12,157	8,069	33,953	24,753
Subscription adjusted operating income (non-GAAP)	$30,751	$18,545	$73,352	$45,284
Other business revenue	108,470	102,947	$319,639	$291,379
Other business cost of paying veterinary invoices	82,507	72,694	239,342	210,286
Other business variable expenses	18,126	20,482	57,713	56,455
Other business fixed expenses*	6,021	4,541	17,261	13,834
Other business adjusted operating income (non-GAAP)	$1,816	$5,230	$5,323	$10,804
Revenue	327,456	285,853	$948,377	$812,748
Cost of paying veterinary invoices	237,984	211,571	700,950	610,751
Variable expenses	38,727	37,897	117,538	107,322
Fixed expenses*	18,178	12,610	51,214	38,587
Total business adjusted operating income (non-GAAP)	$32,567	$23,775	$78,675	$56,088

As a percentage of revenue:	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Subscription revenue	100.0%	100.0%	100.0%	100.0%
Subscription cost of paying veterinary invoices	71.0%	75.9%	73.4%	76.8%
Subscription variable expenses	9.4%	9.5%	9.5%	9.8%
Subscription fixed expenses*	5.6%	4.4%	5.4%	4.7%
Subscription adjusted operating income (non-GAAP)	14.0%	10.1%	11.7%	8.7%

Other business revenue	100.0%	100.0%	100.0%	100.0%
Other business cost of paying veterinary invoices	76.1%	70.6%	74.9%	72.2%
Other business variable expenses	16.7%	19.9%	18.1%	19.4%
Other business fixed expenses*	5.6%	4.4%	5.4%	4.7%
Other business adjusted operating income (non-GAAP)	1.7%	5.1%	1.7%	3.7%

Revenue	100.0%	100.0%	100.0%	100.0%
Cost of paying veterinary invoices	72.7%	74.0%	73.9%	75.1%
Variable expenses	11.8%	13.3%	12.4%	13.2%
Fixed expenses*	5.6%	4.4%	5.4%	4.7%
Total business adjusted operating income (non-GAAP)	9.9%	8.3%	8.3%	6.9%

*Fixed expenses represent shared services that support both our subscription and other business segments and, as such, are generally allocated to each segment pro-rata based on revenues.

Adjusted operating income is a non-GAAP financial measure that adjusts operating income (loss) to remove the effect of acquisition cost, development expenses, non-recurring transaction or restructuring expenses, and gain (loss) from investment in joint venture. Non-cash items, such as stock-based compensation expense and depreciation and amortization, are also excluded. Acquisition cost, development expenses, gain (loss) from investment in joint venture, stock-based compensation expense, and depreciation and amortization are expected to remain recurring expenses for the foreseeable future, but are excluded from this metric to measure scale in other areas of the business. Management believes acquisition costs primarily represent the cost to acquire new subscribers and are driven by the amount of growth we choose to pursue based primarily on the amount of our adjusted operating income period over period. Accordingly, this measure is not indicative of our core operating income performance. We also exclude development expenses, gain (loss) from investment in joint venture, stock-based compensation expense, and depreciation and amortization because some investors may not view those items as reflective of our core operating income performance.
Management uses adjusted operating income and the margin on adjusted operating income to understand the effects of scale in its non-acquisition cost and development expenses and to plan future advertising expenditures, which are designed to acquire new pets. Management uses this measure as a principal way of understanding the operating performance of its business exclusive of acquisition cost and new product exploration and development initiatives.  Management believes disclosure of this metric provides investors with the same data that the Company employs in assessing its overall operations and that disclosure of this measure may provide useful information regarding the efficiency of our utilization of revenues, return on advertising dollars in the form of new subscribers and future use of available cash to support the continued growth of our business.

The following tables reflect the reconciliation of adjusted EBITDA to net income (loss) (in thousands):

	Nine Months Ended September 30,
	2024	2023
Net loss	$(11,289)	$(42,530)
Excluding:
Stock-based compensation expense	23,906	25,228
Depreciation and amortization expense	12,542	9,445
Interest income	(9,412)	(6,169)
Interest expense	11,071	8,380
Other non-operating expenses	—	—
Income tax benefit	(43)	(472)
Non-recurring transaction or restructuring expenses	—	4,175
(Gain) loss from equity method investment	(33)	(110)
Adjusted EBITDA	$26,742	$(2,053)

	Three Months Ended
	Sep. 30, 2024	Jun. 30, 2024	Mar. 31, 2024	Dec. 31, 2023	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022
Net income (loss)	$1,425	$(5,862)	$(6,852)	$(2,163)	$(4,036)	$(13,714)	$(24,780)	$(9,285)
Excluding:
Stock-based compensation expense	8,127	8,381	7,398	6,636	6,585	6,503	12,140	8,412
Depreciation and amortization expense	4,381	4,376	3,785	3,029	2,990	3,253	3,202	2,897
Interest income	(3,232)	(3,135)	(3,045)	(2,842)	(2,389)	(2,051)	(1,729)	(1,614)
Interest expense	3,820	3,655	3,596	3,697	3,053	2,940	2,387	1,587
Other non-operating expenses	—		—		—	—	—	—
Income tax expense (benefit)	39	(44)	(38)	130	(43)	(238)	(191)	(15)
Non-recurring transaction or restructuring expenses	—		—		8	65	4,102	193
(Gain) loss from equity method investment	(33)		—		(110)	—	—	—
Adjusted EBITDA	$14,527	$7,371	$4,844	$8,487	$6,058	$(3,242)	$(4,869)	$2,175

Contacts:

Investors:
Laura Bainbridge, Senior Vice President, Corporate Communications
Gil Melchior, Director, Investor Relations
Investor.Relations@trupanion.com